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                                                                  Exhibit 23.01




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            ---------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report of dated October 29, 2003, relating to the financial statements and financial statement schedule of Brooks Automation, Inc., which appears in Brooks Automation, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2003.



PricewaterhouseCoopers LLP

Boston, Massachusetts
June 30, 2004